UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2019

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 368-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01 - Other Events.

The Boston Beer Company notes with sadness the passing last Thursday of Director Gregg A. Tanner. He had been a member of our Board of Directors and Audit Committee since May 2007, chair of our Audit Committee since May 2013, a member of our Compensation Committee since May 2017, and a member of our Nominating/Governance Committee since May 2018.

The Company issued a press release regarding the passing of Mr. Tanner on January 28, 2019, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Director Michael Spillane has been appointed to the Company's Audit Committee on an interim basis to fill the vacancy arising out of Mr. Tanner's passing.  As part of our standard succession planning procedures, the Board is in the process of searching for a Director to permanently fill the vacant position on the Board and its committees. Committee assignments to take effect immediately following the Annual Meeting of Stockholders, to be held on May 16, 2019, will be determined by the Nominating/Governance Committee at that time.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Boston Beer Company, Inc. dated January 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

January 28, 2019	By:	/s/ David A. Burwick

Name: David A. Burwick
Title: President and Chief Executive Officer